SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 17, 1998

                       SCIENTIFIC SOFTWARE-INTERCOMP, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

             Colorado                          0-4882                 84-0581776
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(State  or  other  jurisdiction           (Commission File No.)             (IRS
Employer
       of  incorporation)                                         Identification
No.)



633  17th  Street,  Suite  1600
Denver,  Colorado                                      80202
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(Address  of  principal  executive  offices)                          (Zip Code)





                                                (303) 292-1111
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              (Registrant's telephone number, including area code)




          (Former name or former address if changed since last report)
Items  1  -  4.          Inapplicable.
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Item  5.          Other  Events.
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On  June  17,  1998,  the  Company executed an Agreement and Plan of Merger (the
"Merger Agreement") between the Company and Baker Hughes Oilfield Operations, Inc., ("BHOO"), a wholly owned subsidiary of Baker Hughes Incorporated, pursuant to which BHOO will acquire the Company by virtue of a merger of the Company with and into a wholly owned subsidiary of BHOO to be formed prior to the closing (the "Merger"). In the Merger, each share of the Company's Common Stock issued and outstanding immediately prior to the consummation of the Merger will be converted into the right to receive $0.44 in cash.

The Merger Agreement supercedes a March 27, 1998 letter agreement regarding the acquisition of the Company by Baker Hughes Incorporated or any of its subsidiaries. Completion of the Merger is subject to customary conditions as well as the approval of the Company's common shareholders. Closing is expected in the third quarter of 1998.

The June 18, 1998 press release announcing the execution of the Merger Agreement is filed herewith as Exhibit "A" and the Merger Agreement is filed as Exhibit "B".

Item  6.          Inapplicable.
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Item  7.          Financial  Statements  and  Exhibits.
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(1)          Inapplicable.

(2)          Inapplicable.

(3)          Exhibits

Exhibit  A  -          Press  Release  dated  June  18,  1998
Exhibit  B  -       Merger Agreement dated June 17, 1998 between the Company and
Baker  Hughes  Oilfield  Operations,  Inc.

Item  8.          Inapplicable.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:            June 22, 1998               SCIENTIFIC SOFTWARE-INTERCOMP, INC.
                 -------------               -----------------------------------
                              Registrant

     By:      /s/  George  Steel
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           George  Steel,  President  and  Chief  Executive
           Officer